Exhibit 99.1

OMG Announces Unaudited Financial Information for Third Quarter and Nine Months
Ended September 30, 2004

Company Comments on Restatement Process, SEC Inquiry and Class Action Lawsuit

[NOTE: The financial information in this release has not been reviewed by OMG’s independent auditors due to the ongoing restatement of prior years’ financial statements as a result of the previously announced independent investigation by the audit committee of the company’s board of directors. Therefore, the company can give no assurance that the financial information in this release will not be adjusted when the process is completed.]

Cleveland, OH, October 27, 2004 – OM Group, Inc. (NYSE:OMG) today announced unaudited financial information for the third quarter and nine months ended September 30, 2004.

As previously announced, the company has delayed filing its 2003 Form 10-K and 2004 Form 10-Qs until the restatement of its financial statements for 1999 through 2003 is completed.

UNAUDITED FINANCIAL INFORMATION

Earlier this year, the company announced that it had changed its method of accounting for inventories from the last in, first out (“LIFO”) method to the first in, first out (“FIFO”) method. All unaudited information presented herein and in the attached schedules is on a FIFO basis and includes unaudited restatement adjustments.

For the third quarter 2004, net sales were $311.9 million and net income was $26.0 million, or $0.91 per diluted share. For the nine months ended September 30, 2004, net sales were $992.3 million and net income was $81.9 million, or $2.87 per diluted share.

Corporate operating expenses in the 2004 third quarter of $9.1 million were lower than the two previous quarters but still well ahead of the year ago quarter (excluding restructuring and other charges of $7.6 million) due primarily to costs associated with the restatement process. The company’s long-term debt at September 30, 2004 totaled $428.0 million and its cash balance was $52.8 million.

BUSINESS SEGMENT RESULTS

Cobalt Group

The cobalt group includes cobalt and other metal-based organics, inorganics, powders and metal. For the third quarter 2004, net sales were $162.7 million and operating profit was $37.7 million. These results reflect the favorable impact from higher metal prices and strong metal organics sales volume. The Metal Bulletin reference price for 99.3% cobalt averaged $23.18 per pound during the third quarter of 2004 versus $9.75 per pound in the 2003 third quarter.

Nickel Group

The nickel group includes nickel-based inorganics, powders and metal. For the third quarter 2004, net sales were $149.2 million and operating profit was $20.8 million. These results reflect the benefits from higher prices that were largely offset by the effects of a stronger Euro as well as lower volumes and the previously announced mechanical failure at the company’s Cawse facility. The London Metal Exchange quoted price for nickel averaged $6.35 per pound for the 2004 third quarter versus $4.25 per pound in the 2003 third quarter.

OUTLOOK

According to James P. Mooney, chief executive officer, “Heading into the fourth quarter, we are pleased with the operational and financial momentum we have created for the company. The organizational changes we’ve made are taking root and we are already seeing the fruits from the improvements made to date to our information systems in the form of streamlining costs, managing inventories and expanding our presence in Asian markets. At the same time, we delivered strong operating performance across most financial metrics, including sales, operating profit and cash flow from operating activities.”

According to Mooney, the company is well-positioned for the inevitable changes that occur in its end markets. “For example, we don’t believe that demand growth in battery markets is sustainable at recent levels in the range of 25 – 30 percent, which might cause some minor inventory adjustments to occur in the marketplace. That said, we still look for robust growth in the battery sector, perhaps as high as 10 – 15 percent next year.”

RESTATEMENT PROCESS CONTINUES

R. Louis Schneeberger, chief financial officer, stated, “While the company has made great progress toward completing the restatement process, the work will not be completed in time to permit the filing of the delayed 2003 Form 10-K and 2004 Form 10-Qs by October 31, 2004.

“Our independent auditors recently concluded that they will need to complete their quarterly reviews for all three 2004 interim periods, and achieve a meaningful level of progress with respect to the 2004 year-end audit, prior to issuing their opinion on the financial statements to be included in our 2003 Form 10-K,” Schneeberger said. “This deliberate process in no way should suggest to anyone that any significant new issues have been identified. Our expectation for the cumulative financial impact of the restatement on retained earnings remains unchanged at less than $25 million. Everyone involved is working diligently to complete the restatement as quickly as possible and we currently anticipate that this work will be completed in time to permit the filing of our delayed SEC reports during December 2004.”

In July 2004, OMG announced that holders of more than 50% in aggregate principal amount of its $400 million in outstanding 9.25% Senior Subordinated Notes due 2011 furnished waivers of covenant defaults under the indenture governing the Notes. The waivers cover all covenant defaults under the indenture relating to delayed SEC filings and extend until October 31, 2004. After that date, the noteholders (or the indenture trustee at the direction of the noteholders) will have the right under certain circumstances, but will not be obligated, to accelerate payment of the Notes.

The company also received waivers from the lenders participating in its revolving credit facility with respect to the delay in filing the 2003 Form 10-K and related matters. Those waivers extend until October 29, 2004, and a failure by the company to file its 2003 Form 10-K and 2004 Form 10-Qs by that date will result in an event of default under the revolving credit facility. No borrowings are currently outstanding under that revolving credit facility, and without further waivers no borrowings may be made under that facility until the delayed SEC reports are filed and any other defaults are cured.

The company is also voluntarily cooperating with the SEC’s Division of Enforcement regarding the findings of the previously announced investigation by the audit committee of OM Group’s board of directors. This process will not delay the filing of the company’s restated financial statements.

CLASS ACTION LAWSUIT UPDATE

In July 2004, the company announced that the shareholder class action suit filed in November 2002 relating to the decline in the company’s stock price after the third quarter 2002 earnings announcement had been expanded to include the full restatement period and that the company’s independent auditors, Ernst & Young LLP, had been added as a defendant. Discovery in this case is ongoing and is anticipated to be complete prior to the end of November. The company has participated in mediation sessions with the plaintiffs and expects to continue to do so. The company currently is unable to estimate the extent of its liability from this suit, if any.

ABOUT OM GROUP, INC.

OM Group is a leading, vertically integrated international producer and marketer of value-added, metal-based specialty chemicals and related materials. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia, Africa and Australia. For more information, visit the company’s Web site at www.omgi.com.

For more information contact -

Greg Griffith, Director of Investor Relations, 216-263-7455.

FORWARD LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the final adjustments to be made as part of the restatement of prior years’ financial statements; the effect of such restatement, or the effect of our inability to meet our SEC filing obligations on a timely basis, upon funding availability under our credit facilities or upon outstanding debt obligations; the potential impact of an adverse result in excess of our insurance coverage in the shareholder class action lawsuit filed against the company and certain of its executives; the price and supply of raw materials, particularly cobalt and nickel; the demand for metal-based specialty chemicals and products in the company’s markets; the effect of fluctuations in currency exchange rates on the company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; and the general level of global economic activity and demand for the company’s products.

OM GROUP, INC.
CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS —UNAUDITED
(Amounts in Thousands, except per share data)

Note: The following amounts are presented on a FIFO basis, reflect known restatement adjustments, and are subject to change based on the Company’s ongoing restatement process and subsequent audit by our independent auditors.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net sales	$311,902	$238,505	$992,270	$653,276
Cost of products sold	235,781	187,662	745,948	519,104

	76,121	50,843	246,322	134,172
Selling, general and administrative expenses	26,735	29,420	87,826	75,783

INCOME FROM OPERATIONS	49,386	21,423	158,496	58,389
OTHER INCOME (EXPENSE)
Interest expense	(9,819)	(14,511)	(29,505)	(35,515)
Foreign exchange loss	(1,329)	(789)	(7,257)	(48)
Investment income and other, net	1,830	5,243	6,524	6,274

	(9,318)	(10,057)	(30,238)	(29,289)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTERESTS	40,068	11,366	128,258	29,100
Income tax expense	(12,822)	(4,110)	(41,043)	(9,312)
Minority interests	(1,268)	(285)	(5,296)	1,082

INCOME FROM CONTINUING OPERATIONS	25,978	6,971	81,919	20,870
INCOME FROM DISCONTINUED OPERATIONS	—	74,263		72,185

NET INCOME	$25,978	$81,234	$81,919	$93,055

Income per common share — basic:
Continuing operations	$0.91	$0.25	$2.88	$0.74
Discontinued operations	—	2.62	—	2.55

Net income	$0.91	$2.87	$2.88	$3.29
Income per common share — assuming dilution:
Continuing operations	$0.91	$0.25	$2.87	$0.74
Discontinued operations	—	2.62	—	2.55

Net income	$0.91	$2.87	$2.87	$3.29
Weighted average shares outstanding (000)
Basic	28,437	28,323	28,437	28,310
Assuming dilution	28,606	28,329	28,578	28,313

OM GROUP, INC.
SEGMENT DATA —UNAUDITED
(Thousands of dollars)

Note: The following amounts are presented on a FIFO basis, reflect known restatement adjustments, and are subject to change based on the Company’s ongoing restatement process and subsequent audit by our independent auditors.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net Sales
Cobalt Group	$162,700	$97,830	$490,025	$277,148
Nickel Group	149,202	140,675	502,245	376,128

Total Net Sales	$311,902	$238,505	$992,270	$653,276

Operating Profit
Cobalt Group	$37,699	$14,442	$125,468	$38,840
Nickel Group	20,834	20,874	67,409	49,210
Corporate Expenses	(9,147)	(13,893)	(34,381)	(29,661)

Total Operating Profit	$49,386	$21,423	$158,496	$58,389

OM GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2004
(Thousands of dollars)
(Unaudited)

Note: The following amounts are presented on a FIFO basis, reflect known restatement adjustments, and are subject to change based on the Company’s ongoing restatement process and subsequent audit by our independent auditors.

ASSETS

CURRENT ASSETS
Cash	$52,834
Accounts receivable	156,794
Inventories	394,949
Advances to suppliers	25,758
Other current assets	58,198

Total Current Assets	688,533

PROPERTY, PLANT AND EQUIPMENT, NET	410,320

OTHER ASSETS
Goodwill and other intangible assets	201,604
Other assets	109,933

TOTAL ASSETS	$1,410,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	147,403
Other accrued expenses	138,354

Total Current Liabilities	285,757

LONG-TERM LIABILITIES
Long-term debt	428,020
Deferred income taxes	61,362
Minority interests and other long-term liabilities	66,533

STOCKHOLDERS’ EQUITY	568,718

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,410,390

OM GROUP, INC.
CONDENSED STATEMENT OF CONSOLIDATED CASH FLOWS
September 30, 2004
(Thousands of dollars)
(Unaudited)

Note: The following amounts are presented on a FIFO basis, reflect known restatement adjustments, and are subject to change based on the Company’s ongoing restatement process and subsequent audit by our independent auditors.

Nine Months Ended
Operating activities
Net income	$81,919
Items not affecting cash:
Depreciation and amortization	38,163
Foreign exchange loss	7,257
Minority interests	5,296

132,635
Changes in operating assets and liabilities:
Accounts receivable	(21,797)
Inventories	(119,742)
Accounts payable and other accrued liabilities	15,177
Other	11,130

Net cash provided by operating activities	17,403
Investing activities
Capital expenditures	(11,909)
Contingent payments related to prior acquisitions	(6,715)

Net cash used in investing activities	(18,624)
Net cash provided by financing activities	—

Effect of exchange rate changes on cash and cash equivalents	(498)

Decrease in cash and cash equivalents	(1,719)
Cash and cash equivalents at beginning of period	54,553

Cash and cash equivalents at end of period	$52,834